SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BP Capital Markets p.l.c.

(Exact Name of Registrant as Specified in Its Charter)

ENGLAND and WALES	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Chertsey Road Sunbury on Thames Middlesex TW16 7BP England	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:

333-157906-01

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Floating Rate Guaranteed Notes due June 2013 Floating Rate Guaranteed Notes due December 2013 1.70% Guaranteed Notes due 2014	New York Stock Exchange New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

BP Capital Markets p.l.c. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated March 13, 2009 under “Description of the Debt Securities and Guarantees” and in the Prospectus Supplement dated December 1, 2011 under “Description of Notes”, filed with the Commission on December 2, 2011 under Rule 424(b)(5), pursuant to an effective Registration Statement on Form F-3 (File No. 333-157906-01) filed with the Commission on March 13, 2009 under the Securities Act of 1933, as amended.

Item 2.	Exhibits.

1.	Indenture, dated as of March 8, 2002, among the Company, BP p.l.c., as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company , N.A. (as successor to JPMorgan Chase Bank), as trustee (the “Trustee”) (incorporated by reference to Exhibit 4 to the Guarantor’s Form 6-K dated March 26, 2002).

2.	The Fifteenth Supplemental Indenture, dated as of December 6, 2011, among the Company, the Guarantor and the Trustee.

3.	Form of Floating Rate Guaranteed Notes due June 2013 (included in Exhibit A-1 to the Fifteenth Supplemental Indenture filed as Exhibit 2).

4.	Form of Floating Rate Guaranteed Notes due December 2013 (included in Exhibit A-2 to the Fifteenth Supplemental Indenture filed as Exhibit 2).

5.	Form of 1.70% Guaranteed Notes due 2014 (included in Exhibit A-3 to the Fifteenth Supplemental Indenture filed as Exhibit 2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BP Capital Markets p.l.c.

Date: December 6, 2011	By:	/s/ N. Bamfield
	Name:	NMH Bamfield
	Title:	Authorised signatory